UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 03, 2023

TELESIS BIO INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40497	45-1216839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10431 Wateridge Circle Suite 150
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 228-4115

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TBIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On August 9, 2022, Telesis Bio Inc. (the Company) entered into (i) a Credit, Security and Guaranty Agreement (the 2022 Term Loan Agreement), with MidCap Financial Trust, and (ii) a Credit, Security and Guaranty Agreement (the 2022 Revolving Loan Agreement, and together with the 2022 Term Loan Agreement, the 2022 Loan Agreements, and the extensions of credit thereunder referred to as the 2022 Term Loan and 2022 Revolving Loan, respectively), with MidCap Funding IV Trust (the Lender).

As of September 30, 2023, the Company was in default of certain financial revenue covenants contained in the 2022 Term Loan Agreement. As a result of this default, the Lender has the ability to immediately call the balance of the loan, along with a 5.5% exit fee and 3.0% prepayment penalty, amounting to a total repayment obligation of approximately $21.7 million plus a $0.3 million prepayment penalty for the 2022 Revolving Loan.

On November 3, 2023, the Lender provided the Company with notice that it intends to require the Company to (i) repay $15 million in November 2023 under the 2022 Term Loan Agreement and (ii) grant the Lender a warrant to purchase 275,000 shares of our common stock at a price equal to the 10-day volume weighted average price of our common stock immediately prior to the date of any amendment of the 2022 Term Loan Agreement. In exchange for the Company doing the foregoing, the Lender would agree to (i) waive all existing defaults under the 2022 Loan Agreements, (ii) reset revenue covenants under the 2022 Term Loan Agreement, (iii) waive the prepayment penalty related to the $15 million repayment, (iv) reduce the prepayment penalty for the outstanding balance under the 2022 Term Loan Agreement to 1%, (v) freeze any future extensions of credit under the 2022 Revolving Loan Agreement and (vi) reduce the exit fee payable upon complete repayment of amounts left outstanding at the end of term by $350,000, with the remaining $750,000 to be due at payment of the remainder of the loan.

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors. With respect to the matters addressed in this Current Report on Form 8-K, those factors include, but are not limited to: whether the Lender will accelerate the remainder of the debt due under the 2022 Term Loan Agreement or exercise any other available remedies under the 2022 Term Loan Agreement; whether the Lenders will agree to amend the 2022 Term Loan Agreement and the terms of any such amendments, if obtained. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	By: